Exhibit 21.1

Subsidiaries for 2016 Form 10‑K

1.	Greenbrier Petroleum Corporation	U.S. (WV)
2.	Heaton Valves Limited	UK (inactive)
3.	McJunkin de Angola, LDA	Angola (inactive)
4.	McJunkin Red Man Asia Pacific Limited	Hong Kong
5.	McJunkin Red Man Canada Ltd.	Canada
6.	McJunkin Red Man de Mexico S. De R.L. de C.V.	Mexico
7.	McJunkin Red Man Development Corporation	U.S. (Delaware) (inactive)
8.	McJunkin Red Man International Corp.	BVI
9.	McJunkin Red Man International Services Corp.	BVI
10.	McJunkin Red Man Servicios S. De R.L. de C.V.	Mexico
11.	McJunkin Red Man UK Ltd	UK
12.	McJunkin Venezuela	Venezuela (inactive)
13.	Midway-Tristate Corporation	U.S. (New York) (inactive)
14.	Milton Oil & Gas Company	U.S. (WV)
15.	MRC Canada Holdings LLC	U.S. (Delaware)
16.	MRC Flangefitt Limited	UK
17.	MRC Global Australia Pty Ltd	Australia
18.	MRC Global (Belgium) NV	Belgium
19.	MRC Global (Canada) ULC	Canada
20.	MRC Global Coöperatief B.A.	Netherlands
21.	MRC Global Cooperative Management LLC	U.S. (Delaware)
22.	MRC Global (Finland) Oy	Finland
23.	MRC Global (France) SAS	France
24.	MRC Global (Korea) Limited	Korea
25.	MRC Global Middle East FZE	UAE
26.	MRC Global (Netherlands) B.V.	Netherlands
27.	MRC Global (New Zealand) Limited	New Zealand
28.	MRC Global Norway AS	Norway
29.	MRC Global (Singapore) Pte. Ltd.	Singapore
30.	MRC Global (Sweden) AB	Sweden
31.	MRC Global (Thailand) Company Limited	Thailand
32.	MRC Global (US) Inc.	U.S. (Delaware)
33.	MRC Management Company	U.S. (Delaware)
34.	MRC Scanfit Ltd.	UK
35.	MRC Services Company LLC	U.S. (Delaware)
36.	MRC SPF Pty Ltd.	Australia
37.	MRC Stream AS	Norway
38.	MRC Transmark (Dragon) Limited	UK
39.	MRC Transmark Group B.V.	Netherlands
40.	MRC Transmark Holdings UK Limited	UK
41.	MRC Transmark International B.V.	Netherlands
42.	MRC Transmark Italy S.r.l.	Italy

43.	MRC Transmark Kazakhstan LLP	Kazakhstan
44.	MRC Transmark Limited	UK
45.	PT McJunkin Red Man Indonesia	Indonesia
46.	PT SPF Indonesia	Indonesia
47.	Red Man Pipe & Supply International Limited	Jamaica (inactive)
48.	Ruffner Realty Company	U.S. (WV)
49.	Teamtrade Germany GmbH	Germany
50.	The South Texas Supply Company, Inc.	U.S. (inactive)